                        CONSENT OF INDEPENDENT AUDITORS

                  As independent public accountants, we hereby consent to the incorporation by reference in the Current Report on Form 8-K/A of Witco Corporation filed with the Securities and Exchange Commission (the "Commission") on the date hereof of our report dated March 17, 1995, included in the Form 10-K filed by OSi Specialties Holding Company with the Commission for the fiscal year ended December 31, 1994. It should be noted that we have not audited any financial statements of OSi Specialties Holding Company subsequent to December 31, 1994.


                                                     ARTHUR ANDERSEN LLP


December 20, 1995


                                             Page 11 of 12
                                       Exhibit Index is on page 10